conversion agreement

SENIOR CONVERTIBLE PROMISSORY NOTES

This Conversion Agreement (this “Agreement”) is entered into as of June 12, 2012 by and between CNS Response, Inc., a Delaware corporation (the “Company”) and the undersigned (“Holders”), as the holders of senior convertible promissory notes (collectively, the “Notes” and each, a “Note”) in the aggregate principal amount set forth opposite each such holder's name below, and of the related warrants (collectively, the “Warrants” and each, a “Warrant”) to purchase the number of shares of common stock, par value $0.001 per share (the “Common Stock”), set forth opposite each such holder’s name.

WHEREAS, the Company entered into a Note and Warrant Purchase Agreement dated as of October 1, 2010 (the “Original Agreement”) with the Holders in respect of the Notes and Warrants.

WHEREAS, the Company entered into a Agreement to Convert and Amend dated as of June 3, 2011 (the “June Agreement”) with the Holders in respect of the Notes and Warrants in connection with a planned listing of securities of the Company on a Canadian securities exchange.

WHEREAS, the Company subsequently entered into an Amendment and Conversion Agreement, dated as of September 30, 2011 (the “September Agreement”) with Holders of a majority in outstanding principal amount of Notes (the “Majority Holders”) in connection with the then-pending maturity of the Notes and conversion requirement upon a public offering in which the Company planned to issue securities yielding gross proceeds of at least $10 million.

WHEREAS, the Company effected a reverse stock split (“Reverse Split”) of the Common Stock on April 2, 2012 at 5:00 pm Pacific Time, as a result of which the Conversion Price, as defined in the Notes, was adjusted to $3.00, the exercise price of the Warrants was adjusted to $3.00 per share, and the number of shares issuable upon exercise of the Warrants was proportionately reduced.

WHEREAS, the Company subsequently entered into a Conversion Agreement, dated as of May 4, 2012 (the “May Agreement”) with each Holder in connection with a proposed public offering in which the Company planned to issue securities yielding gross proceeds of at least $5 million.

WHEREAS, the Company wishes to issue securities, which will include Common Stock and warrants to purchase Common Stock (the “Offered Warrants”), in a public offering at a per share price to be determined by the Company (the “Per Share Offering Price”), with such offering to yield gross proceeds to the Company of at least $3 million (the “Qualified Offering”).

WHEREAS, pursuant to Section 9 of the Notes, the Company will not, without the prior written consent of the Majority Holders, amend, waive or modify any provision of the Notes.

WHEREAS, the Company and the Holders wish to agree and to amend the Notes and Warrants in accordance with the terms set forth herein.

NOW, THEREFORE, the Company and the Holders, in consideration for the mutual promises and covenants herein, agree as follows:

1.          The June Agreement, September Agreement and May Agreement are hereby superseded in their entirety and the Holders hereby relinquish any rights they may have under each such agreement, including with respect to warrants issued or to be issued pursuant to each such agreement. For the sake of clarity, the Company and each Holder agree that the preceding sentence completely satisfies the requirement in Section 8 of the June Agreement and Section 7 of the September Agreement to expressly state that this Agreement amends, modifies or supplements the June Agreement or September Agreement as applicable.

2.          Each Holder hereby waives the provisions of Section 4.1 (“Registration Rights Agreement”) of the Original Agreement, as they may apply to the Qualified Offering, and consents to the registration of the issuance of the securities in the Qualified Offering.

3.          a. Notwithstanding anything to the contrary in the Original Agreement, the June Agreement, the September Agreement, the May Agreement or any Note, each Holder hereby irrevocably:

(i) agrees and consents to the amendment of its Note(s) as specified in Exhibit A hereto (the “Amendment”), with such amendment being self-actuating and effective immediately upon receipt by the Company of consent to the Amendment by the Holders (i.e., the Amendment will be effective immediately following receipt by the Company of executed copies of the Conversion Agreement and the Irrevocable Consent to Amend and Irrevocable Notice to Convert (the form of which is attached hereto as Exhibit A) from the Holders, without any further action by the Company or any Holder irrespective of whether the Note(s) to be amended are delivered to the Company); and

(ii) agrees to convert such amended Note(s) into shares of Common Stock in accordance with the terms set forth herein and on Exhibit A hereto (the “Conversion”). Such conversion shall be self-actuating in connection with the consummation of the Qualified Offering, i.e., the Conversion shall be effective concurrently with the consummation of the Qualified Offering without any further action by the Company or such Holder irrespective of whether the amended Note(s) being converted are delivered to the Company. Upon the effectiveness of the Conversion, the Note(s) being converted pursuant hereto, and the related security interest pursuant to the Amended and Restated Security Agreement dated as of September 30, 2011 between the Company and Paul Buck, as administrative agent, shall be deemed canceled and each Holder shall be entitled to receive as the Conversion Amount shares of Common Stock at the Conversion Price in accordance with the terms of the Note(s) as amended pursuant hereto and Exhibit A hereto. For the sake of clarity, the parties agree that such Conversion Price will be the lesser of $3.00 (reflecting the Reverse Split), subject to adjustment as provided in the Note(s), or the Per Share Offering Price. Upon the effective date of such conversion, any and all obligations of the Company relating to the Notes, including those contained in the Original Agreement, June Agreement, September Agreement and May Agreement, shall cease to be of any further force or effect.

b.           The Company hereby agrees to the amendments and conversions of the Notes described in (i) and (ii) above.

c.           Each Holder acknowledges and agrees that (i) the Notes and Warrants have been, (ii) the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants will be, and (iii) the Consideration Warrants (as defined below) and shares of Common Stock issuable upon exercise of the Consideration Warrants will be, offered and issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and may not be transferred unless (a) they have been registered for resale pursuant to the Securities Act, (b) they may be sold without restriction pursuant to Rule 144 thereunder, or (c) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act. Each Holder represents to the Company as follows:

i.            Accredited Investor. The Holder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

ii.         Investment for Own Account. The Consideration Warrants and the shares of Common Stock to be issued upon conversion of the Note(s) and exercise of the Warrants and Consideration Warrants are being, and will be, acquired for his, her or its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

iii.         Knowledge and Experience. The Holder has such knowledge and experience in financial and business matters that (s)he is capable of evaluating the merits and risks of an investment in the securities of the Company and of making an informed investment decision with respect thereto, has the ability and capacity to protect his/her interests and can bear the economic risk of the acceptance of the securities of the Company, including a total loss of his/her investment.

iv.         Opportunity to Ask Questions. The Holder has had the opportunity to ask questions and receive answers from the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by the Holder. In connection therewith, the Holder acknowledges that (s)he has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf.

v.           Receipt of Information. The Holder has received and reviewed all the information concerning the Company, the Note(s), the Warrants, the Consideration Warrants and the shares of Common Stock underlying such Note(s), Warrants and Consideration Warrants, both written and oral, that the Holder desires. Without limiting the generality of the foregoing, the Holder has been furnished with or has had the opportunity to acquire, and to review: all information, both written and oral, that the Holder desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, the Holder has relied solely on his/her own knowledge and understanding of the Company and its business based upon the Holder’s own due diligence investigations and the Company’s filings with the SEC.

d. Simultaneously with the execution of this Agreement, each Holder is delivering a duly completed and executed Irrevocable Consent to Amend and Irrevocable Notice to Convert, the form of which is attached hereto as Exhibit A, to the Company, which shall supersede the consent delivered in connection with the May Agreement, be irrevocable and which, (i) with respect to the Amendment, shall be effective immediately upon the receipt by the Company of consent to the Amendment by the Holders, and (ii) with respect to the Conversion, shall be effective concurrently with the consummation of the Qualified Offering, both as specified in Section 3.a. hereof and Exhibit A hereto.

e. It is understood and agreed that the Company is making available to all Holders the same opportunity to receive the consideration set forth in Section 5 hereof.

4.          a. Notwithstanding anything to the contrary in the Original Agreement, the June Agreement, the September Agreement, the May Agreement or any Warrant, each of the Holders hereby irrevocably agrees and consents to the amendment of their Warrant(s), as set forth in Exhibit B hereto, and the Company hereby agrees and consents to such amendment. Such amendment shall be self-actuating and effective immediately upon receipt by the Company of consent to such amendment by the Holders (i.e., the amendment will be effective immediately following receipt by the Company of executed copies of the Conversion Agreement and the Irrevocable Consent to Amend Warrants to Purchase Shares (the form of which is attached hereto as Exhibit B) from the Holders, without any further action by the Company or any Holder irrespective of whether the certificates evidencing the Warrants are delivered to the Company).

b. Simultaneously with the execution of this Agreement, each Holder is delivering to the Company a duly executed Irrevocable Consent to Amend Warrant to Purchase Shares, the form of which is attached hereto as Exhibit B, which shall supersede the consent delivered in connection with the May Agreement, shall be irrevocable and which shall be effective immediately upon the receipt by the Company of consent to such amendment by the Holders as specified herein and in Exhibit B hereto.

c. It is understood and agreed that the Company is making available to all Holders the same opportunity to receive the consideration set forth in Section 5 hereof.

5.          As consideration for the Amendment and Conversion, the Company shall issue to each Holder (i) a warrant to purchase a number of shares of Common Stock equal to one share for each two shares issuable upon conversion of the principal amount of and accrued and unpaid interest on the Note(s) amended and converted by such Holder, with the terms and conditions of such new warrant being substantially the same as the terms and conditions of the Offered Warrants, and (ii) a warrant to purchase a number of shares of Common Stock equal to one share for each two shares issuable upon conversion of the principal amount of, but not the accrued and unpaid interest on, the Note(s) amended and converted by such Holder, with the terms and conditions of such new warrant being identical to the terms and conditions of the Warrant, as adjusted for the Reverse Split and as amended to give effect to the amendments specified herein and in Exhibit B hereto. Such new warrants are collectively referred to as the “Consideration Warrants” and will be issued by the Company and the certificates representing the Consideration Warrants will be delivered to the Holder within ten (10) business days of the date of Conversion.

6.          THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT THE PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION OR JURISDICTIONS UNDER THE UCC.

7.          Any amendment effected in accordance with this Section 7 shall be binding upon each Investor, each future holder of Securities (as defined in the Original Agreement) and the Company.

8.          A Holder may only assign this Agreement with the written consent of the Company. The Company may freely assign this Agreement without the consent of any other party. Any assignment of this Agreement in violation of this Section is null and void. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.          No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, powers and remedies under this Agreement are cumulative and are not exclusive of any other rights, powers and remedies provided by law.

10.        This Agreement (including Exhibits A and B hereto) contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement between the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements between the parties hereto. In the event of a conflict between the terms of this Agreement, on the one hand, and the terms of the Notes, Warrants, Original Agreement, June Agreement, September Agreement and/or May Agreement, on the other hand, the terms of this Agreement shall prevail and control.

11.        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement will be binding upon the Company and the Holders and their respective successors, assigns, heirs and personal representatives.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CNS Response, Inc.

By:
Name:
Title:

Holders of Senior Convertible Promissory Notes:	Aggregate Principal Amount:	Number of Shares Underlying Warrants (Before and After Adding Consideration Warrants):

John Pappajohn

SAIL Venture Partners, LP

By:
Name:
Title:

Andy Sassine

Fatos Mucha

JD Advisors, LLC

By:
Name:
Title:

Queen Street Capital Corporation

By:
Name:
Title:

[Signature Page - Conversion Agreement]

Holders of Senior Convertible Promissory Notes (continued):	Aggregate Principal Amount:	Number of Shares Underlying Warrants (Before and After Adding Consideration Warrants):

BGN Acquisition Ltd., LP

By:
Name:
Title:

Deerwood Holdings, LLC

By:
Name:
Title:

Deerwood Partners, LLC

By:
Name:
Title:

Highland Long/Short Healthcare Fund

By:
Name:
Title:

[Signature Page - Conversion Agreement]

Exhibit A

CNS RESPONSE, INC.

Irrevocable Consent to Amend and Irrevocable Notice to Convert

Senior Convertible Promissory Note

issued pursuant to

Note and Warrant Purchase Agreement, dated as of October 1, 2010, between the Company and the investors signatory thereto

CNS Response, Inc., a Delaware corporation (the “Company”) issued to the undersigned holder (the “Holder”) a convertible promissory note in the aggregate principal amount of ___________ (the “Note”), pursuant to the agreement specified above.

In accordance with and pursuant to the Conversion Agreement (as defined below), the Holder hereby irrevocably (i) agrees and consents to the amendment of the Note as specified below and (ii) agrees to convert such amended Note (including accrued but unpaid interest thereon through the Conversion Date, as defined below) into shares of the Company’s common stock, $0.001 par value (the “Common Stock”) as further specified below, with (i) such amendment being self-actuating and effective immediately upon receipt by the Company of consent to the amendment by the Holders, i.e., such amendment will be effective immediately following receipt by the Company of executed copies of the Conversion Agreement and this Irrevocable Consent to Amend and Irrevocable Consent to Convert from the Holders, without any further action by the Company or any Holder irrespective of whether the Note(s) to be amended are delivered to the Company and (ii) such conversion being self-actuating in connection with the consummation of a public offering in which the Company issues shares of its Common Stock and/or other securities at a per share price to be determined by the Company (the “Per Share Offering Price”) and yielding gross proceeds to the Company of at least $3 million (the “Qualified Offering”).

Upon the effective date of such conversion, the Holder shall be entitled to receive as the Conversion Amount shares of Common Stock at the Conversion Price in accordance with the terms of Section 6 of the Note, as amended as specified below.

1.          Amendment of Note. The Note is amended as follows:

a.           Section 1 (“Definitions”) is amended by amending and restating the following provisions:

“(x)        ‘Conversion Agreement’ means the agreement, executed as of June 12, 2012, between the Company and the Holders in connection with a proposed Qualified Offering.”

A-1

“(z)        ‘Qualified Offering’ means the issuance by the Company of shares of Common Stock and/or other securities in a public offering at a per share price to be determined by the Company (the “Per Share Offering Price”), with such offering to yield gross proceeds to the Company of at least $3 million.”

2.          The Holder hereby acknowledges and agrees that the Note has previously been amended as follows:

(a)          The maturity date of the Note has been extended to October 1, 2012.

(b)          All references in the Note to “Security Agreement” shall be deemed to refer to the Amended and Restated Security Agreement, dated as of September 30, 2011, by and between the Company and Paul Buck, as administrative agent on behalf of the Secured Parties (as defined therein).

(c)          Section 6(a)(ii) was replaced in its entirety with the following:

“At the time specified in Section 6(c)(iii) hereof, the outstanding and unpaid Conversion Amount (as defined below) shall be automatically converted into fully paid and nonassessable shares of Common Stock in accordance with Section 6(c)(iii), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock equal to or in excess of one half of one share, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all stock transfer, stamp, documentary and similar taxes (excluding any taxes on the income or gain of the Holder) that may be payable with respect to the issuance and delivery of shares of Common Stock to the Holder upon conversion of any Conversion Amount.”

(d)          The first sentence of Section 6(b) was replaced in its entirety with the following:

“Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 6(a) (the ‘Conversion Rate’) shall be determined by dividing the Conversion Amount by the Conversion Price.”

(e)          The definition of “Conversion Price” in Section 6(b) was replaced in its entirety with the following:

“’Conversion Price’ means, as of any Conversion Date following the date of the Conversion Agreement, subject to adjustment following the date of the Conversion Agreement as provided herein; provided that, in the case of mandatory conversion described in Section 6(c)(iii) hereof, ‘Conversion Price’ shall mean the lesser of $3.00, subject to adjustment as provided herein, or the Per Share Offering Price.”

(f)          The following replacement was made in the first sentence of Section 6(c)(ii):

A-2

“Notwithstanding anything to the contrary set forth herein” was replaced with “Subject to Section 6(c)(iii) hereof.”

(g)          A new Section 6(c)(iii) was added as follows:

“(iii) Mandatory Conversion. Notwithstanding Sections 6(c)(i) and 6(c)(ii) hereof, the Conversion Amount shall be automatically converted into shares of Common Stock concurrently with the consummation of the Qualified Offering (the date on which such conversion occurs, the ‘Conversion Date’). On or before 4:00 p.m., New York Time, on the tenth (10th) Business Day following such Conversion Date (the ‘Share Delivery Date’), the Company shall issue and deliver to the address as specified in the executed Irrevocable Consent to Amend and Irrevocable Notice to Convert, a form of which was attached to the Conversion Agreement, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the Company complies with the terms of this Section 6(c)(iii), then, on the date on which it so complies, the Outstanding Debt shall be deemed satisfied and paid in full and the Company shall have no other obligation with respect to the Outstanding Debt, whether or not this Note is delivered for cancellation. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.”

(h)         The final clause in Section 18 was replaced in its entirety with the following:

“except that such benefits shall expire with respect to the Holders on the date that holders of a majority of the aggregate principal amount of Notes issued have converted their Notes in accordance with the terms hereof.”

3.          Delivery of Conversion Amount (Qualified Offering).

Aggregate Principal Amount (plus accrued and unpaid interest) to be converted:

Title of Note:	Principal Amount

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

A-3

IN WITNESS WHEREOF, the undersigned has duly executed and delivered to the Company this Irrevocable Consent to Amend and Irrevocable Notice to Convert on the date written below.

CONVERTING NOTEHOLDER:

Name:

By:
Name:
Title:

Date:

A-4

Agreed and Accepted:

CNS RESPONSE, INC.

By:
Name:
Title:

A-5

Exhibit B

CNS RESPONSE, INC. (the “Company”)

Irrevocable Consent to Amend Warrant to Purchase Shares

issued pursuant to

Note and Warrant Purchase Agreement, dated as of January 20, 2011, between the

Company and the investors signatory thereto

CNS Response, Inc., a Delaware corporation (the “Company”) issued to the undersigned holder (the “Holder”) a warrant to purchase ________________ fully paid and nonassessable shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Warrant”), pursuant to the agreement specified above.

In accordance with and pursuant to the Conversion Agreement executed as of June 12, 2012 by the Company and the Holders in connection with a proposed public offering of the Company’s Common Stock and/or other securities and yielding gross proceeds to the Company of at least $3 million, the Holder hereby agrees and consents to amend the Warrant as specified below, with such amendment to be self-actuating and effective immediately upon receipt by the Company of consent to such amendment by the Holders (i.e., the amendment will be effective immediately following receipt by the Company of executed copies of the Conversion Agreement and this Irrevocable Consent to Amend Warrant to Purchase Shares from the Holders, without any further action by the Company or any Holder irrespective of whether the certificates evidencing the Warrants are delivered to the Company).

1.          Amendment of Warrant.

a.           The final sentence of Section 7(c) is replaced in its entirety with the following:

“Notwithstanding anything to the contrary set forth herein, no adjustments to the Exercise Price and the number of shares issuable upon exercise of this Warrant shall be triggered under this Section 7(c) by any issuances of securities that occur subsequent to the Qualified Offering (as defined below).”

b.           Section 7(d) is to be replaced in its entirety with the following:

“(d) One-Time Ratchet. If and when the Company issues shares of its Common Stock and/or other securities in a public offering at a per share price to be determined by the Company (the “Per Share Offering Price”) and yielding gross proceeds to the Company of at least $3 million (the “Qualified Offering”), the Exercise Price, to the extent it exceeds the Per Share Offering Price, shall be adjusted so that it shall equal such Per Share Offering Price and the number of shares issuable upon exercise of this Warrant shall be proportionately increased. Such adjustment shall only be made once, after which this Section 7(d) shall cease to be of further effect.”

B-1

IN WITNESS WHEREOF, the undersigned has duly executed and delivered to the Company this Irrevocable Consent to Amend on the date written below.

WARRANTHOLDER:

Name:

By:
Name:
Title:

Date:

B-2

Agreed and Accepted:

CNS RESPONSE, INC.

By:
Name:
Title:

B-3